FILE NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              --------------------

                              LENNAR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                              59-1281887
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                   LENNAR CORPORATION 1991 STOCK OPTION PLAN
                             (FULL TITLE OF PLAN)

                              --------------------

                               STUART A. MILLER
                              LENNAR CORPORATION
                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (305) 559-4000

                                  COPIES TO:
                           DAVID W. BERNSTEIN, ESQ.
                                ROGERS & WELLS
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed                Proposed
                                                           Maximum                 Maximum              Amount of
     Title of Securities         Amount to be          Offering Price             Aggregate           Registration
      to be Registered            Registered            Per Share(a)           Offering Price{*}           Fee
Common Stock, par
value $.10 per share                 2,396,778            $16.49875              $39,543,841             $11,983

{* }Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of Registrant's Common Stock reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on November 3, 1997

                                    PART 1

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Booklet dated November 1997 distributed to the employees of Lennar Corporation who held options granted under the Lennar Corporation 1991 Stock Option Plan. The Booklet, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                            PROSPECTUS FOR RESALES

      The material which follows,  up  to  but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Lennar Corporation 1991 Stock Option Plan by affiliates of Lennar Corporation, as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS



                               2,396,778 shares

                              LENNAR CORPORATION

                                 COMMON STOCK

                          (Par Value $.10 per share)

      The shares of Common Stock of Lennar Corporation (the "Company") to which this Prospectus relates may be offered from time to time by the people described under "Selling Security Holders" on the New York Stock Exchange, where the Company's Common Stock is listed, on any other securities exchanges on which the Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 700 Northwest 107th Avenue, Miami, Florida 33172 (Telephone No.
(305) 559-4000).


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                      ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


      The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

                              --------------------

                The date of this Prospectus is November 5, 1997

                               TABLE OF CONTENTS


                                                                          PAGE

Incorporation by Reference ................................................. 2

Available Information....................................................... 2

Selling Security Holders ................................................... 3

Method of Sale.............................................................. 3

SEC Position Regarding Indemnification...................................... 3


                          INCORPORATION BY REFERENCE

      The Company incorporates by reference into this Prospectus the following documents previously filed by Pacific Greystone Corporation ("Greystone") with the Securities and Exchange Commission: (a) Greystone's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by a Form 10-K/A dated September 26, 1997, (b) all other reports filed by Greystone pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1996, (c) the description of Greystone's Common Stock contained in Greystone's registration statement under Section 12 of the Securities Exchange Act relating to Greystone's Common Stock, including any amendment or report filed for the purpose of updating that description and (d) Greystone's Registration Statement on Form S-4 containing the Joint Proxy Statement/Prospectus regarding the merger of the Company with and into Greystone pursuant to the Plan and Agreement of Merger dated June 10, 1997.

      The Company incorporates by reference into this Prospectus the following documents previously filed by Lennar Corporation ("Lennar") with the Securities and Exchange Commission: (a) Lennar's Annual Report on Form 10-K for the year ended November 30, 1996, as amended by a Form 10-K/A dated September 26, 1997,
(b) all other reports filed by Lennar pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since November 30, 1996, (c) Lennar's Proxy Statement on Schedule 14A, dated September 30, 1997. All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to Lennar Corporation, 700 N.W. 107th Avenue, Miami, Florida 33172, Attention: Financial Vice President, telephone number (305) 559-4000.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commissions web site can be accessed at http://www.sec.gov. Reports, proxy statements and other information filed by the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                           SELLING SECURITY HOLDERS

      This Prospectus relates to possible sales by officers and directors of the Company of shares they acquire or acquired through exercise of options granted under the Company's 1991 Stock Option Plan. The names of the people who may be Selling Security Holders from time to time are not known by the Company at this time. The names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time will be contained in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.


                                METHOD OF SALE

      Sales of the shares offered by this Prospectus will be made on the New York Stock Exchange, where the Company's Common Stock is listed for trading, or in other markets where the Company's Common Stock is traded, or in negotiated transactions. Sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. There is no present plan of distribution.


                    SEC POSITION REGARDING INDEMNIFICATION

      The Company's certificate of incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                    PART II


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents previously filed by Pacific Greystone Corporation ("Greystone") with the Securities and Exchange Commission under the File Number 1-11749 are incorporated by reference in this Registration
Statement:

      (a) Greystone's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Form 10-K/A dated September 26, 1997.

      (b) All other reports filed by Greystone pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since December 31, 1996.

      (c) The description of Greystone's Common Stock contained in Greystone's registration statement under Section 12 of the Securities Exchange Act relating to Greystone's Common Stock, including any amendment or report filed for the purpose of updating that description.

      (d) Greystone's Registration Statement on Form S-4 containing the Joint Proxy Statement/Prospectus regarding the merger of the Company with and into Greystone pursuant to the Plan and Agreement of Merger dated June 10, 1997.

            The following documents previously filed by Lennar Corporation ("Lennar") with the Securities and Exchange Commission under the File Number 1-6643 are incorporated by reference in this Registration Statement:

      (a) The Annual Report of Lennar on Form 10-K for the year ended November 30, 1996, as amended by a Form 10-K/A dated September 26, 1997.

      (b) All other reports filed by Lennar pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since November 30, 1996.

      (c)   The Proxy Statement of Lennar on  Schedule 14A, dated September 30,
1997.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4.     DESCRIPTION OF SECURITIES.
                  Not Applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The  registrant's certificate of incorporation  provides  for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

                  Directors and officers may also  be  entitled  in  additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.
                  Not Applicable.

Item 8.     EXHIBITS.

            The following documents are filed with or incorporated by reference in this Registration Statement:

            Exhibit 5.  Opinion of Rogers & Wells.

            Exhibit 24. Consents of Experts and Counsel.

Item 9.     UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 4th day of November, 1997.

                                      LENNAR CORPORATION


                                      By:           STUART A. MILLER
                                         --------------------------------------
                                               Stuart A. Miller
                                               President



                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Cory J. Boydston and Irving Bolotin, and each of them, as his true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

                               --------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   NAME                                        TITLE                                            DATE
                   ----                                        -----                                            ----
         STUART A. MILLER                   President, Chief Executive Officer, and    November 4, 1997
   ----------------------------
         Stuart A. Miller                   Director (Principal Executive Officer)

         CORY J. BOYDSTON                   Vice President -- Finance                  November 4, 1997
   ----------------------------
         Cory J. Boydston                   (Principal Financial Officer)

         DIANE BESSETTE                     Controller                                 November 4, 1997
   ----------------------------
         Diane Bessette                     (Principal Accounting Officer)

         LEONARD MILLER                     Director                                   November 4, 1997
   ----------------------------
         Leonard Miller

         IRVING BOLOTIN                     Director                                   November 4, 1997
   ----------------------------
         Irving Bolotin

         CHARLES I. BABCOCK, JR.            Director                                   November 4, 1997
   ----------------------------
         Charles I. Babcock, Jr.
   ______________________________           Director                                   November     , 1997
         Sidney Lapidus

   ______________________________           Director                                   November      , 1997
         Reuben S. Leibowitz

         STEVEN J. SAIONTZ                  Director                                   November 4, 1997
   ----------------------------
         Steven J. Saiontz

         ARNOLD P. ROSEN                    Director                                   November 4, 1997
   ----------------------------
         Arnold P. Rosen

                                 EXHIBIT INDEX


                                                            Page in Sequential
EXHIBIT                                                       NUMBERING SYSTEM

Exhibit 5.  Opinion of Rogers & Wells...................................... 12

Exhibit 24. Consents of Experts and Counsel
            (i)   Rogers & Wells (attorneys) included
                  in Exhibit 5

            (ii)  Deloitte & Touche LLP (accountants)...................... 13

Exhibit 25. Power of Attorney - on signature pages

                                                                     EXHIBIT 5



                           ROGERS & WELLS LETTERHEAD




                                    November 4, 1997



Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida  33172

Dear Sirs:

            We have acted as counsel to Lennar Corporation (the "Company") in connection with the issuance of 275,650 shares (the "Issued Shares"), and the proposed issuance of up to 2,121,128 shares (the "Option Shares" and together with the Issued Shares, the "Shares") of common stock, par value $.10 per share, of the Company upon exercise of options granted under the Company's 1991 Stock Option Plan. In that capacity, we are familiar with the proceedings, corporate and other, relating to the authorization of the issuance of the Shares.

            Based upon the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Issued Shares are, and when issued and paid for upon exercise of options granted under the Company's 1991 Stock Option Plan, the Option Shares will be, legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an exhibit to a registration statement on Form S-8 relating to the Shares.

                                    Very truly yours,

                                    ROGERS & WELLS

                                                                EXHIBIT 24(II)


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-8 of our report dated January 16, 1997, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A dated September 26, 1997, of Lennar Corporation for the year ended November 30, 1996.


Deloitte & Touche LLP
Miami, Florida


November 3, 1997